Nicor Inc.
Form 8-K
Exhibit 10.5

Nicor, Inc. Supplemental Senior Officer Retirement Plan

(As Amended and Restated for Post-2004 Benefits, Effective January 1, 2008)

TABLE OF CONTENTS

Page

SECTION 1 GENERAL	- 1 -

1.1	History, Purpose and Effective Date	- 1 -
1.2	Source of Benefit Payments	- 1 -
1.3	Affiliate	- 1 -
1.4	Plan Year	- 2 -
1.5	Limitations on Provisions	- 2 -
1.6	Definitions, References	- 2 -

SECTION 2 PARTICIPATION	- 2 -

2.1	Eligibility to Participate	- 2 -
2.2	Plan Not Contract of Employment	- 2 -
2.3	Ineligible Employees	- 2 -

SECTION 3 CONTRIBUTIONS	- 3 -

3.1	Participant Account	- 3 -
3.2	Contributions	- 3 -
3.3	Timing of Contributions	- 3 -

SECTION 4 ACCOUNTING	- 4 -

4.1	Allocation and Crediting of Contributions	- 4 -
4.2	Investment Options	- 4 -

SECTION 5 VESTING AND FORFEITURE	- 5 -

5.1	Vesting of Accounts	- 5 -
5.2	Accelerated Vesting	- 5 -
5.3	Forfeitures	- 5 -

SECTION 6 PAYMENT OF PLAN BENEFITS	- 5 -

6.1	Distribution on Separation from Service	- 5 -
6.2	Method of Distribution	- 6 -
6.3	Distribution Election	- 6 -
6.4	Distributions of Small Accounts	- 7 -
6.5	Distributions To Persons Under Disability	- 7 -
6.6	Beneficiary	- 7 -
6.7	Separation from Service	- 7 -
6.8	Accelerated Vesting and Distribution	- 8 -
6.9	Change in Control	- 8 -

SECTION 7 COMMITTEE	- 9 -

7.1	Membership	- 9 -
7.2	Powers of Committee	- 9 -
7.3	Delegation by Committee	- 10 -
7.4	Information to be Furnished to Committee	- 10 -
7.5	Committee’s Decision Final	- 10 -
7.6	Liability and Indemnification of the Committee	- 11 -

SECTION 8 AMENDMENT AND TERMINATION	- 11 -

SECTION 9 CLAIMS PROCEDURES	- 11 -

SECTION 10 MISCELLANEOUS	- 12 -

10.1	Nonalienation of Benefits	- 12 -
10.2	Offset of Benefits	- 12 -
10.3	Taxes and Withholding	- 12 -
10.4	Tax Consequences not Guaranteed	- 12 -
10.5	Gender and Number	- 12 -
10.6	Notices	- 12 -
10.7	Action by Employers	- 12 -
10.8	Applicable Laws	- 13 -
10.9	Successors	- 13 -
10.10	Special Distribution	- 13 -
10.11	Code Section 409A	- 13 -

Nicor, Inc. Supplemental Senior Officer Retirement Plan

(As Amended and Restated for Post-2004 Benefits, Effective January 1, 2008)

SECTION 1

General

1.1 History, Purpose and Effective Date.  Nicor, Inc. (the “Company”) established the Nicor, Inc. Supplemental Senior Officer Retirement Plan (the “Plan”) so that it can provide deferred compensation to or on behalf of its eligible employees and those of its Affiliates which, with the consent of the Company, adopt the Plan. The Plan was originally effective as of January 1, 2002, but is hereby amended and restated effective January 1, 2008(the “Effective Date”) with respect to (i) amounts deferred after December 31, 2004, and (ii) amounts deferred prior to December 31, 2004, which were unvested as of December 31, 2004.  The provisions of this amended and restated Plan do not apply to those amounts deferred under the Plan that were earned and vested within the meaning of Treas. Reg. §§1.409A-6(a) as of December 31, 2004, as well as the interest earned thereon (“Grandfathered Benefits”) and the terms of the Plan as in existence on October 3, 2004 shall apply to Grandfathered Benefits.  The terms applicable to the Grandfathered Benefits have not been materially modified within the meaning of Treas. Reg. §§1.409A-6(a)(1) and (4) on or after October 3, 2004.   The Company and any Affiliate of the Company which adopts the Plan, with the consent of the Company, for the benefit of its eligible employees are referred to below, collectively, as the “Employers” and individually as an “Employer.” This Plan is intended to constitute a non-qualified, unfunded plan for federal tax purposes and for purposes of Title I of ERISA.

1.2 Source of Benefit Payments.  The amount of any benefit payable under the Plan shall be paid from the general assets of the Employer with respect to whose former employee the benefit is payable. If a Participant (as defined in subsection 2.1) has been employed by more than one Employer, the portion of his Plan benefit payable by each such Employer shall be equal to that portion of his Account (as defined in subsection 3.1) proportionately attributable to the contributions made by each Employer. An Employer’s obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of general creditors of the Employer or any affiliate thereof; provided, however, that, nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create, or require the creation of, a trust of any kind, or a fiduciary relationship between the Company or any Affiliate and any employee or other person. To the extent any person acquires a right to receive a payment from an Employer under the Plan, such right shall be no greater than that of an unsecured general creditor of such Employer. Nothing contained herein shall constitute a guarantee by any of the Employers that the assets of such Employer will be sufficient to pay the benefits to any Participant.

1.3 Affiliate.  The term “Affiliate” means any company during any period in which it owns at least 50% of the voting power of all classes of stock of the Company entitled to vote; and any company during any period in which at least 50% of the voting power of all classes of stock of the company entitled to vote is owned directly or indirectly by the Company or any other Affiliate.

1.4 Plan Year.  The “Plan Year” shall be the calendar year.

1.5 Limitations on Provisions.  The provisions of the Plan and the benefits provided hereunder shall be limited as described herein.

1.6 Definitions, References.  Capitalized terms shall be defined as set forth in the Plan.

SECTION 2

Participation

2.1 Eligibility to Participate.  For purposes of this Plan, the term “Eligible Employee” shall mean an employee of an Employer hired on or after January 1, 1998, who is individually designated by the Committee (as defined in Section 7) or who is a member of a group designated by the Committee.  Subject to the terms and conditions of the Plan, an Eligible Employee shall become a “Participant” in the Plan for any Plan Year in accordance with the following:

(a)	All Eligible Employees who were Participants on the Effective Date will continue as Participants in the Plan on the Effective Date; and

(b)
All other Eligible Employees will enter the Plan on the first day of the calendar month following qualification through attainment of a position designated by the Committee as eligible to participate in the Plan or the specific selection of such employee by the Committee.

Once an Eligible Employee becomes a Participant in the Plan, he shall remain a Participant so long as he has an Account balance under the Plan.

2.2 Plan Not Contract of Employment.  The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

2.3 Ineligible Employees.  Should an employee cease to be an Eligible Employee as defined in Section 2.1, or the Committee determines that participation by one or more Participants or Beneficiaries shall cause the Plan as applied to any Employer to be subject to Part 2, 3 or 4 of Title I of the Employee Retirement Income Security Act of 1974, as amended, then  eligibility for future Contributions under the Plan will cease immediately.  All other provisions in the Plan regarding distribution forms and dates, notional investment elections and credits, and, distribution elections shall remain unchanged.

SECTION 3

Contributions

3.1 Participant Account.  The Committee shall maintain an “Account,” and such subaccounts as the Committee deems necessary or appropriate, in the name of each person who is a Participant.

3.2 Contributions.  For each Plan Year, provided that the Participant’s Separation from Service (as defined in Section 6.7), other than due to Retirement or Disability (as defined in Section 5.2), has not occurred prior to the last day of the Plan Year, an amount equal to the Annual Deferral Percentage (defined below) times the Participant’s Eligible Compensation (defined below) for such year shall be contributed to the Participant’s Account under the plan (the “Contribution”). In the event that the Participant’s Separation from Service is due to Retirement or Disability, or the Participant dies during a Plan Year, then the Participant will not be required to be employed as of the last day of the Plan Year in order to qualify for a Contribution for such Plan Year. A Participant will be deemed to have “Retired” if his or her Separation from Service occurs after the Participant has both attained the age of 55 and has been employed by the Company, or an Affiliate, for at least 10 years.  In addition, a Participant may qualify for an additional Contribution pursuant to the terms of an individual agreement, including but not limited to a Change in Control Agreement between the Participant and the Company.

For purposes of determining the Contribution:

(a)
the term “Annual Deferral Percentage” shall be a percentage amount determined in the sole discretion of the Committee and shall initially be set at six percent (6%) until such time that the Committee determines otherwise.

(b)
the term “Eligible Compensation” shall mean the Participant’s total cash compensation received for the Plan Year, including Salary and Bonus, and any other components of compensation selected by the Committee from time to time; provided, however, that Eligible Compensation shall only include the foregoing compensation that is earned by the Participant during the period that the Participant was an Eligible Employee for such Plan year;

(c)
the term “Salary,” means the regular basic cash remuneration paid by an Employer to a Participant for such period by reason of his employment with that Employer, including vacation pay, all as determined without regard to reductions to reflect contributions under a plan described in section 125 of the Internal Revenue Code of 1986, as amended (the “Code”) and contributions under a cash or deferred arrangement described in section 401 (k) of the Code, or any amount deferred under an unfunded, nonqualified plan maintained by the Employer, but excluding pre-paid salary increase advances, lump sum raise payments, bonuses, overtime pay, and any other kind of remuneration; and

(d)	the term “Bonus” means the gross annual bonus amount(s) payable to a Participant from the Employer’s annual incentive plan, if any, in effect for the

Employer’s fiscal year coinciding with the Plan Year (but payable after the end of the Plan Year) otherwise payable in cash, and considered “wages” for FICA and federal income tax withholding; provided, however, that a Participant’s Bonus shall be determined without regard to any reduction to reflect contributions under a plan described in section 125 of the Code or contributions under a cash or deferred arrangement described in section 401 (k) of the Code, or any amount deferred under an unfunded, nonqualified plan maintained by the Employer.

3.3 Timing of Contributions.  Contributions will be made by the Company as soon as practicable following the end of each Plan Year, but not later than the last business day of March of such following year; provided, however, in the event that a Participant’s Separation from Service occurs due to Retirement or Disability, or the Participant dies, then the Contribution with respect to such Participant for the Plan Year within which the Separation from Service or death occurs shall be made prior to the Distribution Date (defined below).

SECTION 4

Accounting

4.1 Allocation and Crediting of Contributions.  As of each Accounting Date (defined below), the Committee shall adjust the Account of each Plan Participant in the following manner and order:

(a)
first, charge to each Participant’s Account the amount of any distributions that have been paid to or on behalf of the Participant since the last preceding Accounting Date pursuant to Section 6 that have not previously been charged;

(b)
next, each Participant’s Account shall be credited for investment earnings or charged for investment losses that correspond to the investment return earned by the Investment Option designated by the Participant under Section 4.2; and

(c)	next, credit to his Account the amount of the Contributions, if any, on behalf of the Participant since the last preceding Accounting Date that have not previously been credited.

4.2 Investment Options.

(a)
The Committee will provide the Participants the opportunity to select, at the time and in the manner determined by the Committee from time to time, from one or more investment alternatives by which the Participant’s benefits under the Plan shall be determined (the “Investment Option”).

(b)
The designation of one or more Investment Options by a Participant under this Section 4.2 shall be used solely to measure the amounts of investment earnings or losses that will be credited or charged to the Participant’s Account on the Employer’s books and records, and the Employer shall not be required under the Plan to establish any account in the similar Investment Option or to purchase any Investment Option shares on the Participant’s behalf.

(c)	The Investment Option may be valued as of the close each day the New York Stock Exchange is open for trading (“Accounting Date”).

(d)
A Participant may elect to revise the Investment Options with respect to existing Account allocations or future Contributions at any time by notification to the Committee in the prescribed manner.  The Committee, however, retains the right to review and restrict transfer rights at any time.

(e)
If a Participant fails to make a proper designation of Investment Options, then his or her Accounts shall be deemed to be invested in the default Investment Option designated by the Committee from time to time in a uniform and nondiscriminatory manner.

SECTION 5

Vesting And Forfeiture

5.1 Vesting of Accounts.  A Participant shall be fully vested in the value of his or her Account as of the earlier of the third anniversary of the date the Participant first became an Eligible Employee or the date of such Participant’s 60th birthday. The Committee shall determine the date under this Section 5.1 on which a Participant becomes fully vested in his or her Account.

5.2 Accelerated Vesting.  In the event that the Participant dies or the Participant’s Separation from Service occurs due to the Participant’s permanent Disability (“Disability” shall be as defined in any applicable Employer-sponsored long-term disability program or, in the absence of such program, as otherwise defined by the Committee), such Participant’s Account shall become 100% vested as of such termination.

5.3 Forfeitures.  A Participant who has an interest in his or her Account that is less than 100% vested as of his or her Separation from Service shall forfeit to the Employer the nonvested portion of such Account as of the date of such Separation from Service.

SECTION 6

Payment Of Plan Benefits

6.1 Distribution on Separation from Service.  Subject to the following provisions of this Section 6, on the later of (i) on the first business day of the seventh month following the Separation from Service, or (ii) on the last business day of March of the year following the end of the Plan Year within which the Separation from Service occurs (the “Distribution Date”), payment of the Participant’s Account not attributable to Grandfathered Benefits shall commence.

Notwithstanding the foregoing, if the Participant dies while in the employ of the Employers, his Distribution Date shall be the last business day of March of the Plan Year following the Plan Year in which his death occurred.

If due to administrative reasons the Participant’s Account cannot be distributed on the date otherwise payable under this Section 6, then such Account balance shall be distributed as soon as practicable thereafter, but no later than December 31st of the calendar year in which such distribution is otherwise payable (or the 15th day of the third calendar month following the date otherwise payable, if later).  Grandfathered Benefits shall be paid in accordance with the terms of the Plan as in effect on October 3, 2004.

6.2 Method of Distribution.

(a)	Payment of the Participant’s Account (other than the Grandfathered Benefits) shall commence on the Distribution Date.

(b)	A Participant shall elect, in accordance with the procedures established by the Committee and as provided in Section 6.3 below, to have his Account distributed in one of the following forms:

(i)	a single lump sum, or

(ii)	quarterly or annual installments over 5 or 10 years.

6.3 Distribution Election.

(a)
Each Participant shall within 30 days of commencement of participation in the Plan (or for Participants on the Effective Date, by December 31, 2008 under the transition rules of Code Section 409A) file an election as to the distribution of his Account (other than the Grandfathered Benefits) under Section 6.2(b).  Except as otherwise provided in this Section 6.3, such election shall be irrevocable as of the 30th day following the date the Participant first becomes eligible to participate in the Plan (or for Participants on the Effective Date, such transition rules election shall become irrevocable on December 31, 2008).  Participant elections with respect to Grandfathered Benefits shall be governed by the terms of the Plan as in effect on October 3, 2004.

(b)
In the event a Participant fails to elect a form of distribution, such Participant’s Account shall be paid in annual installments over 10 years, with the first installment being made as of the Distribution Date.

(c)
A Participant may modify his distribution election with respect to the form of payment of his Account (other than Grandfathered Benefits) and elect the date of payment, by filing a new distribution election in accordance with such procedures as may be established by the Committee, and subject to the following criteria:

(i)	The election of the new form of payment shall have no effect until at least 12 months after the date on which the election is made;

(ii)	Distributions will not commence prior to five (5) years after the Participant’s Separation from Service;

(iii)	The election must be made at least 12 months prior to the Participant’s Separation from Service;

(iv)
Distributions must commence by age 70, unless age 70 is less than five years following the Separation from Service, in which case, the distributions must commence five years following the Separation from Service; and

(v)	Installment payments shall be treated as a single payment for purposes of Code Section 409A.

6.4 Distributions of Small Accounts.  Notwithstanding a Participant’s Distribution Election, if the Participant’s Account balance (and any other nonqualified deferred compensation benefit that must be aggregated with the Plan pursuant to Treas. Reg. Section 1.409A-1(c)(2)) does not exceed the limit in effect under Code Section 402(g), determined as of the date of the Participant’s Separation from Service or death ($15,500 in 2008), then the Participant’s Account shall be paid to the Participant or Beneficiary, as applicable, in a single lump sum payment in accordance with the provisions of this Section 6.

6.5 Distributions To Persons Under Disability.  In the event a Participant or his Beneficiary is declared incompetent and a conservator or other person legally charged with the care of his person or of his estate is appointed, any benefit to which such Participant or Beneficiary is entitled under the Plan shall be paid to such conservator or other person legally charged with the care of his person or of his estate.

6.6 Beneficiary.  Each Participant from time to time, by signing a form furnished by the Committee, may designate any legal or natural person or persons (who may be designated contingently or successively) to whom his benefits under the Plan are to be paid if he dies before he receives all of his benefits (“Beneficiary”).  A beneficiary designation form will be effective only when the signed form is filed with the Committee while the Participant is alive and will cancel all beneficiary designation forms filed earlier.  If more than one Beneficiary has been designated, the balance in the Participant’s Account shall be distributed to each such Beneficiary per capita (with cash distributed in lieu of any fractional share of Stock).  Except as otherwise specifically provided in this subsection 6.6, if a deceased Participant failed to designate a Beneficiary as provided above, or if no designated Beneficiary survives the Participant or dies before complete payment of the Participant’s benefits, then his benefits shall be paid to the legal representative or representatives of the estate of the last to die of the Participant and any designated Beneficiary.

If the Participant dies before his Account has been fully distributed, payment of his Account balance shall be made in accordance with his Distribution Election, to his Beneficiary.

6.7 Separation from Service.  A Participant’s “Separation from Service” is the date of termination of the Participant’s services to the Company and all Affiliates, whether voluntarily or involuntarily, other than by reason of death, as determined in accordance with Treas. Reg. §1.409A-1(h).

6.8 Accelerated Vesting and Distribution.  Notwithstanding the foregoing, including any distribution elections previously made by Participants, in the event of a Change in Control (defined below), all Participant Account balances shall become fully vested immediately prior to such Change in Control and the Account balance (not including Grandfathered Benefits) of each Plan Participant shall be distributed in a lump sum as of the date of such Change in Control, as soon as practicable after the date of such Change in Control, but in no event later than 15 days after the occurrence of such Change in Control. Payments under this subsection shall be in lieu of any amounts that would otherwise be payable after the date as of which the Participant’s Account balance (not including Grandfathered Benefits) is determined for purposes of payment under this subsection. Grandfathered Benefits shall be paid in accordance with the terms of the Plan as in effect on October 3, 2004.

6.9 Change in Control.  For purposes of the Plan, “Change in Control” means the occurrence of a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of an entity, as determined in accordance with this subsection 6.9.  In determining whether an event shall be considered a “change in the ownership,” a “change in the effective control” or a “change in the ownership of a substantial portion of the assets” of an entity, the following provisions shall apply:

(a)
A “change in the ownership” of the Company shall occur on the date on which any one person, or more than one person acting as a group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (a “Person”)), acquires ownership of the equity securities of the Company that, together with the equity securities held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Company, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(v).  If a Person is considered either to own more than 50% of the total fair market value or total voting power of the equity securities of the Company, or to have effective control of the Company within the meaning of subsection 6.9(b), and such Person acquires additional equity securities of the Company, the acquisition of additional equity securities by such Person shall not be considered to cause a “change in the ownership” of the Company.

(b)	A “change in the effective control” of the Company shall occur on either of the following dates:

(i)
The date on which any Person, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) ownership of stock of the Company possessing 30% or more of the total voting power of the Company’s equity securities, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi).  If a Person is considered to possess 30% or more of the total voting power of the Company’s equity securities, and such Person acquires additional stock of the Company, the acquisition of additional stock by such Person shall not be considered to cause a “change in the effective control” of the Company; or

(ii)
The date on which a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vi).

(c)
A “change in the ownership of a substantial portion of the assets” of the Company shall occur on the date on which any one Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii).  A transfer of assets shall not be treated as a “change in the ownership of a substantial portion of the assets” when such transfer is made to an entity that is controlled by the holders of the Company’s equity securities, as determined in accordance with Treas. Reg. §1.409A-3(i)(5)(vii)(B).

(d)
Notwithstanding the foregoing, the following acquisitions shall not constitute a Change in Control: (i) an acquisition by the Company or entity controlled by the Company, or (ii) an acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company.

(e)
For purposes of this subsection 6.9, (i) the term “Company” shall mean Nicor Inc. and shall include any Successor to Nicor Inc.; and (ii) the term “Successor to Nicor Inc.” shall mean any corporation, partnership, joint venture or other entity that succeeds to the interests of Nicor Inc. by means of a merger, consolidation, or other restructuring that does not constitute a Change in Control.

SECTION 7

Committee

7.1 Membership.  The authority to manage and control the operation and administration of the Plan shall be vested in the Compensation Committee of the Company’s Board of Directors (the “Committee”).  Except as otherwise specifically provided in this Section 7, in controlling and managing the operation and administration of the Plan, the Committee shall act by the concurrence of a majority of its then members by meeting or by writing without a meeting.  The Committee, by unanimous written consent, may authorize any one of its members to execute any document, instrument or direction on its behalf.

7.2 Powers of Committee.  Subject to the conditions and limitations of the Plan, the Committee shall have the sole and complete authority and discretion to:

(a)	Conclusively interpret and construe the provisions of the Plan and to remedy ambiguities, inconsistencies and omissions of whatever kind or nature;

(b)
Adopt, and apply in a uniform and nondiscriminatory manner to all persons similarly situated, such rules of procedure and regulations as, in its opinion, may be necessary for the proper and efficient administration of the Plan, and as are consistent with the provisions of the Plan;

(c)
Conclusively determine all questions arising under the Plan, including the power to determine rights or eligibility of employees or former employees, and the respective benefits of Participants and others entitled thereto;

(d)	Maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide;

(e)	Direct all benefit payments under the Plan;

(f)	Furnish the Company and its subsidiaries with such information with respect to the Plan as may be required by them for tax or other purposes;

(g)
By unanimous action of the members then acting, employ agents and counsel (who also may be employed by the Company and its subsidiaries or a trustee) and to delegate to them, in writing, such powers as the Committee considers desirable;

(h)	Correct any defect or omission and to reconcile any inconsistency in the Plan, and to remedy any error in any payment made hereunder; and

(i)	make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

Except as otherwise specifically provided by the Plan, any determinations to be made by the Committee under the Plan shall be decided by the Committee in its sole discretion.  Any interpretation of the Plan by the Committee and any decision made by it under the Plan is conclusive, final and binding on all persons.

7.3 Delegation by Committee.  The Committee may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it.  Any such allocation or delegation may be revoked at any time.

7.4 Information to be Furnished to Committee.  The Company and participating subsidiaries shall furnish the Committee such data and information as it may require.  The records of the Company and participating subsidiaries as to an employee’s or Participant’s period of employment, termination of employment and the reason therefor, leave of absence, reemployment and compensation amounts shall be conclusive on all persons unless determined to be incorrect.  Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the Plan.

7.5 Committee’s Decision Final.  To the extent permitted by law, any interpretation of the Plan and any decision on any matter within the discretion of the Committee made by the

Committee in good faith is binding on all persons.  A misstatement or other mistake of fact shall be corrected when it becomes known, and the Committee shall make such adjustment on account thereof as it considers equitable and practicable.  Notwithstanding any other provision of the Plan to the contrary, benefits under the Plan will be paid only if the Committee, in its discretion, determines that the applicant is entitled to them.

7.6 Liability and Indemnification of the Committee.  No member of the Committee shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company or participating subsidiaries be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director or employee of the Company or participating subsidiaries.  The Committee and the individual members thereof shall be indemnified by the Company or participating subsidiary against any and all liabilities, losses, costs and expenses (including legal fees and expenses) of whatsoever kind and nature which may be imposed on, incurred by or asserted against the Committee or its members by reason of the performance of a Committee function under the terms of this Plan unless such liability, loss, cost or expense arises due to his own fraud or willful misconduct.  This indemnification shall not duplicate but may supplement any coverage available under any applicable insurance.  For purposes of this subsection 7.6, the term “Committee” includes both the Committee and members of the compensation committee of the Participant’s employer.

SECTION 8

Amendment And Termination

While the Committee expects and intends the Company to continue the Plan, the Committee reserves the right, at any time and in any way, to amend, suspend or terminate the Plan; provided, however, that subject to the provisions of the following sentence, neither an amendment nor a termination shall adversely affect the rights of any Participant or Beneficiary under the Plan.  The Committee, by Plan amendment or termination, may prospectively modify or eliminate the right to have Contributions credited to the Account of any Participant. Notwithstanding the foregoing provisions of this Section 8, the Committee may amend or terminate the Plan at any time, to take effect retroactively or otherwise, as deemed necessary or advisable for purposes of conforming the Plan to any present or future law, regulations or rulings relating to plans of this or a similar nature. In the event of a Plan termination, the Committee shall distribute Accounts (not including Grandfathered Benefits) in accordance with the requirements of Treas. Reg. §1.409A-3(j)(ix).

SECTION 9

Claims Procedures

Any claim for benefits under the Plan shall be governed by and submitted pursuant to the rules established under the Nicor Claims Procedures for Nonqualified Plans, as such are in effect from time to time.  The decision of the Committee shall be conclusive, final and binding in all respects on both the Company and the claimant.  Benefits shall be paid only if the Committee determines that the claimant is entitled to them.

SECTION 10

Miscellaneous

10.1 Nonalienation of Benefits.  Except as may be required by law, benefits payable under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, whether voluntary or involuntary. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits under the Plan shall be void.  Neither the Company nor any Affiliate shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits under the Plan.

10.2 Offset of Benefits.  Notwithstanding Section 10.1, if a Participant is indebted to the Company or any Affiliate at any time when payments are to be made to the Participant under the provisions of the Plan, the Company shall have the right to reduce the amount of payment to be made to the Participant (or the Participant’s beneficiary) to the extent of such indebtedness.  Any election by the Company not to reduce such payment shall not constitute a waiver of its claim for such indebtedness.

10.3 Taxes and Withholding.  For each Plan Year in which the Participant defers a portion of Compensation under this Plan, the Employer will withhold from the Participant’s nondeferred Compensation the Participant’s share of FICA and other employment taxes as may be required by law. All distribution under the Plan are subject to withholding of all applicable taxes.

10.4 Tax Consequences not Guaranteed.  The Employers do not warrant that the Plan will have any particular tax consequence for Participants or their beneficiaries and shall not be liable to them if tax consequences they anticipate do not actually occur. None of the Employers, individually or in the aggregate, shall have any obligations to indemnify a Participant or beneficiary for lost tax benefits (or other damage or loss) in the event benefits are cancelled as permitted herein or benefits are otherwise distributed prior to the dates set forth in Section 6.

10.5 Gender and Number.  Where the context admits, words in either gender shall include the other gender, words in the singular shall include the plural and the plural shall include the singular.

10.6 Notices.  Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at its principal executive offices. Any notice required under the Plan may be waived by the person entitled to notice.

10.7 Action by Employers.  Any action required or permitted to be taken under the Plan by any Employer which is a corporation shall be by resolution of its Board of Directors, or by a person or persons authorized by its Board of Directors. Any action required or permitted to be taken by any Employer which is a partnership shall be by a general partner of such partnership or by a duly authorized officer thereof.

10.8 Applicable Laws.  The Plan shall be construed and administered in accordance with the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

10.9 Successors.  The Plan shall be binding upon and inure to the benefit of the Company and any successors of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company to expressly assume and agree to perform the Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

10.10 Special Distribution.  Any other provision of the Plan to the contrary notwithstanding, in the event that the IRS prevails in its claims that amounts contributed to the Plan, and/or earnings thereon, constitute taxable income to the Participant or his Beneficiary for any taxable year of his, prior to the taxable year in which such contributions and/or earnings are distributed to the Participant or Beneficiary, or in the event that legal counsel satisfactory to the Company, the trustee and the applicable Participant or Beneficiary renders an opinion that the IRS would likely prevail in such a claim, the amount subject to such income tax shall be immediately distributed to the Participant or Beneficiary.

10.11 Code Section 409A.  To the extent applicable, this amended and restated Plan shall be interpreted in accordance with Internal Revenue Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder.  If the Company determines that any compensation or benefits payable under this Plan do not comply with Code Section 409A and related Department of Treasury guidance, the Company shall amend the Plan or take such other actions as the Company deems necessary or appropriate to comply with the requirements of Code Section 409A while preserving the economic agreement of the parties.